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

                                                                 Thee Months Ended                 Nine Months Ended
                                                                   September 30,                     September 30,

                                                                1995            1996               1995              1996
                                                                ----            ----               ----              ----


LOSS FROM CONTINUING OPERATIONS                              (792,000)        (4,043,000)       (3,282,000)      (5,258,000)
LOSS FROM DISCONTINUED OPERATIONS                            (119,000)          (393,000)         (359,000)        (793,000)
                                                            ----------       ------------      ------------     ------------
NET LOSS                                                    ($911,000)       ($4,436,000)      ($3,641,000)     ($6,051,000)
                                                            ==========       ============      ============     ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                            18,078,000         18,990,000        17,973,000       18,510,000
                                                           ==========         ==========        ==========       ==========



LOSS PER COMMON SHARE AND
    COMMON SHARE EQUIVALENT
    Continuing Operations                                    ($0.04)             ($0.21)           ($0.18)          ($0.28)
    Discontinued Operations                                   (0.01)              (0.02)            (0.02)           (0.05)
                                                             ------              ------            ------           ------
NET LOSS PER COMMON SHARE AND
    COMMON SHARE EQUIVALENT                                  ($0.05)             ($0.23)           ($0.20)          ($0.33)
                                                             =======             =======           =======          =======
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